                                                                    Exhibit 20.1


                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT


                                                                                           Settlement Date                4/30/2004
                                                                                           Determination Date             5/12/2004
                                                                                           Distribution Date              5/17/2004

I.     All Payments on the Contracts                                                                                     881,619.39
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                               136,422.57
III.   Repurchased Contracts                                                                                                   0.00
IV.    Investment Earnings on Collection Account                                                                               0.00
V.     Servicer Monthly Advances                                                                                          13,868.62
VI.    Distribution from the Reserve Account                                                                                   0.00
VII.   Deposits from the Pay-Ahead Account (including Investment Earnings)                                                   728.81
VIII.  Transfers to the Pay-Ahead Account                                                                                   (424.52)
IX.    Less:  Investment Earnings distributions
       (a)  To Sellers with respect to the Collection Account                                                                  0.00
       (b)  To Sellers with respect to the Pay-Ahead Account                                                                  (1.80)
X.     Deposits in error                                                                                                       0.00
Total available amount in Collection Account                                                                          $1,032,213.07
                                                                                                                  =================

DISTRIBUTION AMOUNTS                                                  Cost per $1000
--------------------                                                  --------------

1.     (a)  Class A-1 Note Interest Distribution                                                     0.00
       (b)  Class A-1 Note Principal Distribution                                                    0.00
             Aggregate Class A-1 Note Distribution                      0.00000000                                             0.00

2.     (a)  Class A-2 Note Interest Distribution                                                     0.00
       (b)  Class A-2 Note Principal Distribution                                                    0.00
            Aggregate Class A-2 Note Distribution                       0.00000000                                             0.00

3.     (a)  Class A-3 Note Interest Distribution                                                     0.00
       (b)  Class A-3 Note Principal Distribution                                                    0.00
            Aggregate Class A-3 Note Distribution                       0.00000000                                             0.00

4.     (a)  Class A-4 Note Interest Distribution                                                     0.00
       (b)  Class A-4 Note Principal Distribution                                                    0.00
           Aggregate Class A-4 Note Distribution                        0.00000000                                             0.00

5.     (a)  Class A-5 Note Interest Distribution                                                     0.00
       (b)  Class A-5 Note Principal Distribution                                                    0.00
            Aggregate Class A-5 Note Distribution                       0.00000000                                             0.00

6.     (a)  Class A-6 Note Interest Distribution                                                     0.00
       (b)  Class A-6 Note Principal Distribution                                                    0.00
            Aggregate Class A-6 Note Distribution                       0.00000000                                             0.00

7.     (a)  Class B Note Interest Distribution                                                   8,405.01
       (b)  Class B Note Principal Distribution                                                842,864.76
            Aggregate Class B Note Distribution                        79.93143380                                       851,269.77

8.     (a)  Class C Note Interest Distribution                                                  98,822.83
       (b)  Class C Note Principal Distribution                                                      0.00
            Aggregate Class C Note Distribution                         5.70833312                                        98,822.83

9.     Servicer Payment
       (a)  Servicing Fee                                                                        7,842.46
       (b)  Reimbursement of prior Monthly Advances                                              9,802.24
               Total Servicer Payment                                                                                     17,644.70

10.    Deposits to the Reserve Account                                                                                    64,475.77

Total Distribution Amount from Collection Account                                                                     $1,032,213.07
                                                                                                                  =================

Reserve Account distributions to Sellers

       (a)  Amounts to the Sellers (Chase USA) from Excess Collections                          13,359.79
       (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections               13,042.95
       (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                          0.00
       (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)               0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                        26,402.74
                                                                                                                  =================

Payahead Account distributions to Sellers

       (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                         0.91
       (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)              0.89
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             1.80
                                                                                                                  =================

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
                 INTEREST
-------------------------------------------

1.     Current Interest Requirement
         (a) Class A-1 Notes    @           5.845%                                                   0.00
         (b) Class A-2 Notes    @           6.028%                                                   0.00
         (c) Class A-3 Notes    @           6.140%                                                   0.00
         (d) Class A-4 Notes    @           6.250%                                                   0.00
         (e) Class A-5 Notes    @           6.420%                                                   0.00
         (f) Class A-6 Notes    @           6.500%                                                   0.00
                     Aggregate Interest on Class A Notes                                                                      0.00
         (g) Class B Notes @                6.680%                                                                         8,405.01
         (h) Class C Notes @                6.850%                                                                        98,822.83


2.     Remaining Interest Shortfall
         (a) Class A-1 Notes                                                                         0.00
         (b) Class A-2 Notes                                                                         0.00
         (c) Class A-3 Notes                                                                         0.00
         (d) Class A-4 Notes                                                                         0.00
         (e) Class A-5 Notes                                                                         0.00
         (f) Class A-6 Notes                                                                         0.00
         (g) Class B Notes                                                                           0.00
         (h) Class C Notes                                                                           0.00


3.     Total Distribution of Interest                                    Cost per $1000
                                                                         --------------
         (a) Class A-1 Notes                                               0.00000000                0.00
         (b) Class A-2 Notes                                               0.00000000                0.00
         (c) Class A-3 Notes                                               0.00000000                0.00
         (d) Class A-4 Notes                                               0.00000000                0.00
         (e) Class A-5 Notes                                               0.00000000                0.00
         (f) Class A-6 Notes                                               0.00000000                0.00
                     Total Aggregate Interest on Class A Notes                                                                 0.00
         (g) Class B Notes                                                 0.78920282                                      8,405.01
         (h) Class C Notes                                                 5.70833312                                     98,822.83



                PRINCIPAL
-------------------------------------------

                                                                        No. of Contracts
                                                                        ----------------
1.     Amount of Stated Principal Collected                                                    266,674.74
2.     Amount of Principal Prepayment Collected                                31              491,058.32
3.     Amount of Liquidated Contract                                            1               85,131.70
4.     Amount of Repurchased Contract                                           0                    0.00

       Total Formula Principal Distribution Amount                                                                       842,864.76

5.     Principal Balance before giving effect to Principal Distribution                           Pool Factor
         (a) Class A-1 Notes                                                                       0.0000000                   0.00
         (b) Class A-2 Notes                                                                       0.0000000                   0.00
         (c) Class A-3 Notes                                                                       0.0000000                   0.00
         (d) Class A-4 Notes                                                                       0.0000000                   0.00
         (e) Class A-5 Notes                                                                       0.0000000                   0.00
         (f) Class A-6 Notes                                                                       0.0000000                   0.00
         (g) Class B Notes                                                                         0.1417729           1,509,881.80
         (h) Class C Notes                                                                         1.0000000          17,312,029.25

6.     Remaining Principal Shortfall
         (a) Class A-1 Notes                                                                                                   0.00
         (b) Class A-2 Notes                                                                                                   0.00
         (c) Class A-3 Notes                                                                                                   0.00
         (d) Class A-4 Notes                                                                                                   0.00
         (e) Class A-5 Notes                                                                                                   0.00
         (f) Class A-6 Notes                                                                                                   0.00
         (g) Class B Notes                                                                                                     0.00
         (h) Class C Notes                                                                                                     0.00

7.     Principal Distribution                                            Cost per $1000
                                                                         --------------
         (a) Class A-1 Notes                                                0.00000000                                         0.00
         (b) Class A-2 Notes                                                0.00000000                                         0.00
         (c) Class A-3 Notes                                                0.00000000                                         0.00
         (d) Class A-4 Notes                                                0.00000000                                         0.00
         (e) Class A-5 Notes                                                0.00000000                                         0.00
         (f) Class A-6 Notes                                                0.00000000                                         0.00
         (g) Class B Notes                                                 79.14223099                                   842,864.76
         (h) Class C Notes                                                  0.00000000                                         0.00


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
8.     Principal Balance after giving effect to Principal Distribution                            Pool Factor
         (a) Class A-1 Notes                                                                       0.0000000                   0.00
         (b) Class A-2 Notes                                                                       0.0000000                   0.00
         (c) Class A-3 Notes                                                                       0.0000000                   0.00
         (d) Class A-4 Notes                                                                       0.0000000                   0.00
         (e) Class A-5 Notes                                                                       0.0000000                   0.00
         (f) Class A-6 Notes                                                                       0.0000000                   0.00
         (g) Class B Notes                                                                         0.0626307             667,017.04
         (h) Class C Notes                                                                         1.0000000          17,312,029.25


                POOL DATA
-------------------------------------------
                                                                                                Aggregate
                                                                       No. of Contracts      Principal Balance
1.     Pool Stated Principal Balance as of         04/30/2004                  700             17,979,046.29

2.     Delinquency Information                                                                                   % Delinquent

         (a) 31-59 Days                                                         13                173,459.22         0.965%
         (b) 60-89 Days                                                          4                154,013.22         0.857%
         (c) 90-119 Days                                                         0                      0.00         0.000%
         (d) 120 Days +                                                          0                      0.00         0.000%

3.     Contracts Repossessed during the Due Period                               0                      0.00

4.     Current Repossession Inventory                                            2                317,900.14

5.     Aggregate Net Losses for the preceding Collection Period
         (a)  Aggregate Principal Balance of Liquidated Receivables              1                 85,131.70
         (b)  Net Liquidation Proceeds on any Liquidated Receivables                                                     136,422.57
                                                                                                                  -----------------
       Total Aggregate Net Losses for the preceding Collection Period                                                    -51,290.87

6.     Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      -5,587.14

7.     Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)       618                                     5,360,232.75

8.     Weighted Average Contract Rate of all Outstanding Contracts                                                            8.852%

9.     Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                              98.348


             TRIGGER ANALYSIS
-------------------------------------------

1.     (a)  Average 60+ Delinquency Percentage                   2.834%
       (b)  Delinquency Percentage Trigger in effect ?                          NO

2.     (a)  Average Net Loss Ratio                               0.006%
       (b)  Net Loss Ratio Trigger in effect ?                                  NO
       (c)  Net Loss Ratio (using ending Pool Balance)           0.026%

3.     (a)  Servicer Replacement Percentage                     -0.190%
       (b)  Servicer Replacement Trigger in effect ?                            NO


              MISCELLANEOUS
-------------------------------------------

1.     Monthly Servicing Fees                                                                                              7,842.46

2.     Servicer Advances                                                                                                  13,868.62

3.     (a)  Opening Balance of the Reserve Account                                                                     5,284,648.22
       (b)  Deposits to the Reserve Account                                                          64,475.77
       (c)  Investment Earnings in the Reserve Account                                                2,519.34
       (d)  Distribution from the Reserve Account                                                   (26,402.74)
       (e)  Ending Balance of the Reserve Account                                                                      5,325,240.59

4.     Specified Reserve Account Balance                                                                               5,325,240.59

5.     (a)  Opening Balance in the Pay-Ahead Account                                                                       3,311.34
       (b)  Deposits to the Pay-Ahead Account from the Collection Account                               424.52
       (c)  Investment Earnings in the Pay-Ahead Account                                                  1.80
       (d)  Transfers from the Pay-Ahead Account to the Collection Account                             (728.81)
       (e)  Ending Balance in the Pay-Ahead Account                                                                        3,008.85